Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information present below has been prepared in accordance with Article 11 of Regulation S-X. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Company’s Current Report on Form 8-K to which this pro forma financial information is an exhibit. The following unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•                  the reverse acquisition between Double Eagle and WSII (the “Business Combination”);

•                  the impact of removing certain businesses that provide workforce housing solutions in remote areas included in the historical WSII financial statements that will be retained by Algeco Group and certain pre-transaction structuring, including the settlement of certain intercompany debt;

•                  the issuance by WSII of the Notes, the entry into the ABL Facility and the extinguishment of existing debt (the “Refinancing”)

Our predecessor company, Double Eagle, was incorporated on June 26, 2015 as a Cayman Islands exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Until the closing of the Business Combination, Double Eagle was a blank check company. Double Eagle has neither engaged in any operations nor generated any revenue to date. Based on its business activities, Double Eagle is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting almost entirely of cash.

The following describes the operating entities:

WSII

Founded more than 60 years ago, WSII is a specialty rental services market leader providing modular space and portable storage solutions to diverse end markets across North America. Operating through its branch network of over 90 locations in the United States, Canada and Mexico its 1,350 employees provide high quality, cost effective modular space and portable storage solutions to a diversified client base of approximately 25,000 customers. WSII’s products include single mobile and sales office units, multi-unit office complexes, classrooms, ground-level and stackable steel-frame office units, other specialty units, and shipping containers for portable storage solutions. These products are delivered “Ready To Work” with its growing offering of value-added products and services (“VAPS”), such as the rental of steps, ramps, furniture packages, damage waivers, and other amenities. These turnkey solutions offer customers flexible, low-cost, and timely solutions to meet their space needs on an outsourced basis, whether short, medium or long-term. WSII’s current modular space and portable storage lease fleet consists of over 34 million square feet of relocatable space, comprised of approximately 75,000 units. In addition to leasing, WSII offers both new and used units for sale and provides delivery, installation and other ancillary products and services.

Prior to the completion of the Business Combination, A/S Holdings completed a carve-out transaction (the “Carve-Out Transaction”) in which it transferred certain assets related to WSII’s historical remote accommodations business from WSII to other entities owned by A/S Holdings. To give effect to the impact of the Carve-Out Transaction and to differentiate the historical entity prior to the Carve-Out Transaction from the entity that participated in the business combination transaction, references to “WSII” herein refer to the entity and its consolidated subsidiaries prior to the Carve-Out Transaction, as represented by the historical financial statements and the notes thereto included elsewhere in this Current Report on Form 8-K.

TDR

Founded in 2002, TDR Capital LLP (“TDR Capital”) is a leading UK based private equity firm which manages funds with over €8 billion of committed capital. TDR Capital is an English Limited Liability Partnership authorized by the UK Financial Conduct Authority with registered number 216708 and acts as the manager of the TDR Investor. TDR Capital controls all of the TDR Investor’s voting rights in respect of its investments and no one else has equivalent control over the investments. Through certain of its directly and indirectly managed funds, TDR Capital manages investment funds which hold a majority interest in the Algeco Group which holds a minority interest in the Holdco Acquiror following the Business Combination.

The Business Combination will be accounted for as a reverse acquisition for which WSII has been determined to be the accounting acquirer based on the following factors:

•               WSII’s senior management comprises the senior management of the combined company;

•               TDR Capital designated four out of the seven initial members of our Board;

•             The controlling shareholder of the Algeco Group, TDR Capital, has the majority ownership of the combined company;

•               WSII comprises the ongoing operations of the combined company and is the larger of the two entities; and

•               Headquarters were moved to WSII.

Other factors that were considered are that Double Eagle will pay a purchase price consisting of a combination of cash and equity consideration and its shareholders have the largest voting rights. However, based on the aforementioned factors of management, board control, majority shareholder and size it was determined that the power to control WSII has not changed. Since WSII is determined to be the accounting acquirer in the reverse acquisition with Double Eagle, the accounting for the acquisition will be similar to that of a capital infusion as the only pre-combination asset of Double Eagle is cash held in the Trust Account. The assets and liabilities of Double Eagle will be carried at historical cost and WSII will not record any step-up in basis or any intangible assets or goodwill as a result of the business combination with Double Eagle. Operations prior to the Transaction will be those of WSII.

On November 29, 2017, Double Eagle, consummated Business Combination pursuant to the Stock Purchase Agreement. Under the Stock Purchase Agreement, the Holdco Acquiror purchased WSII for $1.1 billion (which amount is inclusive of the amounts required to pay third party and intercompany indebtedness at the closing of the Business Combination). The purchase price was financed using (i) $288.4 million in funds from Double Eagle’s trust account, after giving effect to (a) the redemption by Double Eagle shareholders of 21,128,456  of Double Eagle’s ordinary shares and (b) the payment of taxes payable, plus (ii) the proceeds from the private placement of 43,568,901 shares of our Class A common stock to the TDR Investor at a price of $9.60 per share, plus (iii) the net proceeds of $289.4 million from the offering by WSII of the Notes and (iv) a draw by WSII of $181 million under the ABL Facility. In addition, $78.5 million of the purchase price consideration was paid in the form of the Sellers’ Rollover Interest. The Sellers’ Rollover Interest represents a 10% equity interest in the Holdco Acquiror and is exchangeable for shares of our Class A common stock in accordance with the Exchange Agreement. We also issued to the Sellers one share of our Class B common stock, which are non-economic voting shares of the Company, for each share of the Holdco Acquiror issued, such that the voting interest represented by our Class B common stock will be commensurate with the equity interest in us represented by the Sellers’ Rollover Interest on an as-exchanged basis.

The following is the consideration paid and the shares outstanding as of the closing of the Business Combination:

Consideration (in thousands):

	Pro Forma As Of September 30, 2017	At Close November 29, 2017
Cash paid to retire WSII outstanding debt	$661,325	$669,529
Cash paid to Algeco Group	360,174	351,720
Rollover equity	78,500	78,500
Total Consideration	$1,100,000	$1,100,000

Shares at Close November 29, 2017s
Double Eagle public shares	28,575,873
Initial shares issued to the TDR Investor at $9.60 per share	43,568,901
Director shares	75,000
Total Shares at Closing	72,219,774
Algeco Group shares (Non-controlling interest)(1)	8,024,419

(1)      The Sellers received the Sellers’ Rollover Interest at closing and immediately thereafter, Algeco Scotsman Holdings Kft transferred its portion of the Sellers Rollover Interest to Algeco Scotsman Global S.à r.l. This interest is exchangeable for WSC Class A common stock at the exchange rate set forth in the Exchange Agreement.

Unaudited Pro Forma Condensed Combined Balance Sheet
as of September 30, 2017
(in thousands)

	Historical as of		Pro Forma Adjustments for WSII	WSII As	Pro Forma Adjustments for Business		Pro Forma Adjustments for		Pro Forma
	September 30, 2017		Carve-out	Adjusted for	Combination		Financing		As Adjusted
	DEAC	WSII	Note 1	Carve-Out	Adjustment	Note	Adjustment	Note	*

Assets
Cash and cash equivalents	$13	$10,816	$(5,555)	$5,261	$288,381	2	$(661,325)	10	$130,418
					(11,674)	3	470,000	11
					418,261	4	(18,326)	12
					(360,174)	5
Trade receivables, net	—	104,619	(18,407)	86,212	—		—		86,212
Inventories	—	8,520	(429)	8,091	—		—		8,091
Prepaid expenses and other current assets	26	52,909	(43,529)	9,380	—		—		9,406
Total current assets	39	176,864	(67,920)	108,944	334,795		(209,651)		234,127

Cash and investments held in Trust Account	500,829	—	—	—	(288,381)	2	—		—
					(212,448)	6
Rental equipment, net	—	1,013,863	(180,549)	833,314	—		—		833,314
Other property, plant and equipment, net	—	86,242	(3,545)	82,697	—		—		82,697
Notes due from affiliates	—	337,880	(337,880)	—	—		—		—
Goodwill	—	61,226	—	61,226	—		—		61,226
Other intangible assets, net	—	150,375	(25,375)	125,000	—		—		125,000
Other non-current assets	—	4,900	(2,500)	2,400	—		—		2,400

Total Assets	$500,868	$1,831,350	$(617,769)	$1,213,581	$(166,034)		$(209,651)		$1,338,764

Liabilities
Accounts payable	$1,704	$62,957	$(6,687)	$56,270	$—		$(1,000)	12	$56,974
Advances from Sponsor	380	—	—	—	—		—		380
Accrued liabilities	—	51,556	(8,017)	43,539	—		(811)	12	42,728
Accrued interest	—	41,991	(40,610)	1,381	—		—		1,381
Deferred revenue and customer deposits	—	54,065	(19,915)	34,150	—		—		34,150
Current portion of long-term debt	—	669,576	(14,498)	655,078	—		(653,199)	10	1,879
Total current liabilities	2,084	880,145	(89,727)	790,418	—		(655,010)		137,492

Long-term debt	—	42,597	(5,613)	36,984	—				506,984
							470,000	11
Notes due to affiliates	—	756,591	(756,591)	—	—		—		—
Deferred tax liabilities	—	78,687	41,733	120,420	—		—		120,420
Deferred revenue and customer deposits	—	48,008	(43,300)	4,708	—		—		4,708
Deferred underwriting compensation	19,500	—	—	—	(19,500)	3	—		—
Other non-current liabilities	—	17,709	(4,694)	13,015	—		—		13,015
Total liabilities	21,584	1,823,737	(858,192)	965,545	(19,500)		(185,010)		782,619

Class A Ordinary shares subject to possible redemption	474,284	—	—	—	(261,836)	6	—		—
					(212,448)	2
Shareholders’ Equity/Deficit
Preferred stock	—	—	—	—	—		—		—
Class A ordinary shares	—	—	—	—	—		—		—
Class B ordinary shares	1	—	—	—	(1)	7	—		—
Common stock	—	—	—	—	1	7	—		1
Additional paid-in capital	4,221	1,569,176	240,423	1,809,599	261,836	6	—		2,063,847
					778	8
					418,261	4
					(360,174)	5
					(78,500)	9
					7,826	3
Accumulated other comprehensive loss	—	(48,014)	—	(48,014)	—		—		(48,014)
Retained earnings/(accumulated deficit)	778	(1,513,549)	—	(1,513,549)	(778)	8	(16,515)	12	(1,538,190)
							(8,126)	10

Non controlling interest	—	—	—	—	78,500	9	—		78,500

Total shareholders’ equity/deficit	5,000	7,613	240,423	248,036	327,749		(24,641)		556,144

Total liabilities and shareholders’ equity/deficit	$500,868	$1,831,350	$(617,769)	$1,213,581	$(166,035)		$(209,651)		$1,338,763

Unaudited Pro Forma Condensed Statement of Operations for the
Period Ended September 30, 2017
(in thousands, except shares and per share data)

	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2017	Pro Forma Adjustments for WSII Carve-Out		As Adjusted for WSII	Pro Forma Adjustments for Business Combination		Pro Forma Adjustments for Financing		Pro Forma As
	DEAC	WSII	Adjustment	Note	Carve-Out	Adjustment	Note	Adjustment	Note	Adjusted *
			Note A
Revenues
Leasing and services revenue:
Modular space leasing	$—	$217,261	$450		$217,711	$—		$—		$217,711
Modular space delivery and installation	—	66,580	3		66,583	—		—		66,583
Remote accommodations	—	95,332	(95,332)		—	—		—		—
Sales:
New units	—	24,491	—		24,491	—		—		24,491
Rental units	—	18,750	(1,441)		17,309	—		—		17,309
Total revenues	—	422,414	(96,320)		326,094	—		—		326,094

Costs
Cost of leasing and services:
Modular space leasing	—	61,694	—		61,694	—		—		61,694
Modular space delivery and installation	—	64,404	—		64,404	—		—		64,404
Remote accommodations	—	41,359	(41,359)		—	—		—		—
Cost of sales:
New units	—	17,402	10		17,412	—		—		17,412
Rental units	—	10,952	(885)		10,067	—		—		10,067
Depreciation of rental equipment	—	71,398	(18,195)		53,203	—		—		53,203
Gross profit	—	155,205	(35,891)		119,314	—		—		119,314
Expenses
Selling, general and administrative expenses	2,230	110,348	(9,838)		100,510	(3,174)	C	—		99,566
Other depreciation and amortization	—	9,499	(3,763)		5,736	—		—		5,736
Restructuring costs	—	3,697	(1,573)		2,124	—		—		2,124
Currency (gains) losses, net	—	(12,875)	10,670		(2,205)	—		—		(2,205)
Other expense, net	—	1,602	(344)		1,258	—		—		1,258
Operating (loss) profit	(2,230)	42,934	(31,043)		11,891	3,174		—		12,835
Interest expense	—	86,748	(60,553)		26,195	—		(23,220)	E	30,319
								27,344	F
Interest income	(2,466)	(9,752)	9,752		—	—		—		(2,466)
Income (loss) before income tax	236	(34,062)	19,758		(14,304)	3,174		(4,124)		(15,018)
Income tax (benefit) expense	—	(9,630)	7,508	B	(2,122)	1,206	D	(1,567)	G	(2,483)
Net income (loss)	$236	$(24,432)	$12,250		$(12,182)	$1,968		$(2,557)		$(12,535)

Weighted average shares outstanding
Basic	14,717,452									72,219,774

Diluted	62,204,329									72,219,774

Earnings per share
Basic	$0.02									$(0.16)

Diluted	$0.00									$(0.16)

Unaudited Pro Forma Condensed Statement of Operations for the
Year Ended December 31, 2016
(in thousands, except shares and per share data)

P&L Pro Forma

Unaudited Pro Forma Combined Financial Data

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands)

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2016	Pro Forma Adjustments for WSII Carve-Out		As Adjusted for WSII	Pro Forma Adjustments for Financing		Pro Forma As Adjusted
	DEAC	WSII	Adjustment	Note	Carve-Out	Adjustment	Note	*
			Note A
Revenues
Leasing and services revenue:
Modular space leasing	$—	$283,550	$593		$284,143	$—		$284,143
Modular space delivery and installation	—	81,892	153		82,045	—		82,045
Remote accommodations	—	149,467	(149,467)		—	—		—
Sales:
New units	—	39,228	—		39,228	—		39,228
Rental units	—	21,942	142		22,084	—		22,084
Total revenues	—	576,079	(148,579)		427,500	—		427,500

Costs
Cost of leasing and services:
Modular space leasing	—	75,516	—		75,516	—		75,516
Modular space delivery and installation	—	75,359	—		75,359	—		75,359
Remote accommodations	—	51,145	(51,145)		—	—		—
Cost of sales:
New units	—	27,669	3		27,672	—		27,672
Rental units	—	10,894	—		10,894	—		10,894
Depreciation of rental equipment	—	105,281	(36,300)		68,981	—		68,981
Gross profit	—	230,215	(61,137)		169,078	—		169,078
Expenses
Selling, general and administrative expenses	689	152,976	(13,883)		139,093	—		139,782
Other depreciation and amortization	—	14,048	(5,029)		9,019	—		9,019
Impairment losses on goodwill	—	5,532	—		5,532	—		5,532
Impairment losses on rental equipment	—	—	—		—	—		—
Restructuring costs	—	2,810	—		2,810	—		2,810
Currency losses, net	—	13,098	(11,276)		1,822	—		1,822
Change in fair value of contingent consideration	—	(4,581)	4,581		—	—		—
Other expense, net	—	1,437	(1,047)		390	—		390
Operating (loss) profit	(689)	44,895	(34,483)		10,412	—		9,723
Interest expense	—	97,017	(72,228)		24,789	(23,840)	D	37,428
						36,479	E
Interest income	(1,251)	(10,228)	10,228		—			(1,251)
Income (loss) before income tax	(689)	(41,894)	27,517		(14,377)	(12,639)		(26,454)
Income tax (benefit) expense	—	(10,958)	10,456	B	(502)	(4,803)	F	(5,305)
Net Income (loss)	$(689)	$(30,936)	$17,061		$(13,875)	$(7,836)		$(21,150)

Weighted average shares outstanding
Basic	14,845,629							72,219,774

Diluted	62,500,000							72,219,774

Earnings per share
Basic	$0.05							$(0.26)

Diluted	$0.01							$(0.26)

Unaudited Pro Forma Condensed Statement of Operations for the
Year Ended December 31, 2015
(in thousands)

	Fiscal Year Ended December 31, 2015	Discontinued Operations Pro Forma Adjustments for WSII	Pro Forma
	WSII	Adjustment	WSII
		Note H
Revenues
Leasing and services revenue:
Modular leasing	$300,212	$701	$300,913
Modular delivery and installation	83,103		83,103
Remote accommodations	181,692	(181,692)	—
Sales:
New units	54,359		54,359
Rental units	15,661		15,661
Total revenues	635,027	(180,991)	454,036
Costs
Cost of leasing and services:
Modular leasing	80,081		80,081
Modular delivery and installation	77,960		77,960
Remote accommodations	73,106	(73,106)	—
Cost of sales:
New units	43,626	59	43,685
Rental units	10,255		10,255
Depreciation of rental equipment	108,024	(29,551)	78,473
Gross profit	241,975	(78,393)	163,582
Expenses
Selling, general and administrative expenses	152,452	(13,375)	139,077
Other depreciation and amortization	28,868	(6,193)	22,675
Impairment losses on goodwill	115,940	(115,940)	—
Impairment losses on intangibles	2,900	(2,900)	—
Restructuring costs	9,185	—	9,185
Currency losses, net	12,122	(814)	11,308
Change in fair value of contingent consideration	(50,500)	50,500	—
Other expense, net	1,160	29	1,189
Operating (loss) profit	(30,152)	10,300	(19,852)
Interest expense	92,817	(789)	92,028
Interest income	(9,778)	—	(9,778)
Income (loss) before income tax	(113,191)	11,089	(102,102)
Income tax (benefit) expense	(41,604)	4,214	(37,390)
Net income (loss)	$(71,587)	$6,875	$(64,712)

Unaudited Pro Forma Condensed Statement of Operations for the
Year Ended December 31, 2014
(in thousands)

	Fiscal Year Ended December 31, 2014	Discontinued Operations Pro Forma Adjustments for WSII	Pro Forma
	WSII	Adjustment	WSII
		Note H
Revenues
Leasing and services revenue:
Modular leasing	$308,888	$449	$309,337
Modular delivery and installation	83,364		83,364
Remote accommodations	139,468	(139,468)	—
Sales:
New units	87,874		87,874
Rental units	24,825	—	24,825
Total revenues	644,419	(139,019)	505,400
Costs
Cost of leasing and services:
Modular leasing	78,864	—	78,864
Modular delivery and installation	73,670	—	73,670
Remote accommodations	67,368	(67,368)	—
Cost of sales:
New units	69,312	(27)	69,285
Rental units	16,760	1	16,761
Depreciation of rental equipment	89,597	(21,628)	67,969
Gross profit	248,848	(49,997)	198,851
Expenses
Selling, general and administrative expenses	161,966	(16,410)	145,556
Other depreciation and amortization	32,821	(6,558)	26,263
Impairment losses on goodwill	—	—	—
Impairment losses on rental equipment	2,849	—	2,849
Restructuring costs	681	—	681
Currency losses, net	17,557	(1,802)	15,755
Change in fair value of contingent consideration	48,515	(48,515)	—
Other expense, net	1,002	—	1,002
Operating (loss) profit	(16,543)	23,288	6,745
Interest expense	92,446	(1,740)	90,706
Interest income	(9,529)	—	(9,529)
Loss on extinguishment of debt	2,324	(2,324)	—
Income (loss) before income tax	(101,784)	27,352	(74,432)
Income tax (benefit) expense	(13,177)	10,394	(2,783)
Net income (loss)	$(88,607)	$16,958	$(71,649)

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 gives pro forma effect to the Business Combination and the related financing transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2015 and 2014 give pro forma effect to the impact of the Carve-Out Transaction as if it had occurred as of January 1, 2014. The unaudited pro forma condensed combined balance sheet as of September 30, 2017 assumes that the Business Combination and the related financing transactions were completed on September 30, 2017.

The unaudited pro forma condensed combined balance sheet as of September 30, 2017 has been prepared using, and should be read in conjunction with, the following:

•                  Double Eagle’s unaudited condensed interim balance sheet as of September 30, 2017 included elsewhere in this Current Report on Form 8-K; and

•                  WSII’s unaudited condensed consolidated interim balance sheet as of September 30, 2017 included elsewhere in the Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2017 has been prepared using the following:

•                  Double Eagle’s unaudited condensed interim statement of operations for the nine month ended September 30, 2017 included elsewhere in this Current Report on Form 8-K; and

•                  WSII’s unaudited condensed consolidated statement of operations for the nine month ended September 30, 2017 included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been prepared using the following:

•                  Double Eagle’s audited statement of operations for the year ended December 31, 2016 included elsewhere in this Current Report on Form 8-K; and

•                  WSII’s audited consolidated statement of operations for the year ended December 31, 2016 included elsewhere in this Current Report on Form 8-K.

The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2015 and 2014 have been prepared using the following:

•                  WSII’s audited consolidated statement of operations for the years ended December 31, 2015 and 2014 included elsewhere in this Current Report on Form 8-K.

Under ASC 805, acquisition-related costs such as advisory, legal, valuation and other professional fees in connection with the Business Combination are expensed. Double Eagle incurred total acquisition-related costs of $50.0 million, which includes debt issuance costs of $20.0 million (reflected below in Note 11), and transaction costs of $30.0 million (reflected below in Note 3 and Note 12). The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project our future consolidated results of operations or financial position. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Double Eagle and WSII.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on our results.

There were no significant intercompany balances or transactions between Double Eagle and WSII as of the date and for the period of these unaudited pro forma combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Double Eagle and WSII filed consolidated income tax returns during the period presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Double Eagle’s shares outstanding, assuming the business combination and related transactions occurred on January 1, 2016.

As the unaudited pro forma condensed statements of operations are in a loss position, anti-dilutive instruments (warrants, founder shares, Algeco Group shares issuable upon exchange of Holdco Acquiror shares) were not included in the diluted per share calculations.

Pro Forma Weighted Average Shares (Basic and Diluted)

Shares at Close November 29, 2017
Double Eagle public share	28,575,873
Initial shares issued to the TDR Investor at $9.60 per share	43,568,901
Director shares	75,000
Pro Forma Weighted Average Shares (Basic and Diluted)	72,219,774

Pro forma Basic Loss Per Share (in thousands except per share and share data)	Nine Months Ended September 30, 2017
Pro forma net loss	$(12,535)
Noncontrolling interest	(1,254)
Loss attributable to common shareholders	$(11,281)
Basic Weighted Average Shares Outstanding	72,219,774
Pro Forma Basic and Diluted Loss Per Share	$(0.16)

Pro forma Basic Loss Per Share (in thousands except per share and share data)	Fiscal Year Ended December 31, 2016
Pro forma net loss	$(21,1540)
Noncontrolling interest	(2,115)
Loss attributable to common shareholders	$(19,035)
Basic Weighted Average Shares Outstanding	72,219,774
Pro Forma Basic and Diluted Loss Per Share	$(0.26)

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Carve-out Adjustments

Note 1  Reflects the adjustments to exclude the assets and liabilities of the remote accommodations business of WSII that will be retained by the Algeco Group and which are excluded from the Business Combination, and the elimination of all amounts due by WSII and due from WSII to entities within the Algeco Group that are not part of the business combination. These amounts were settled as part of the Carve-Out Transaction or repaid with cash to the Sellers reflected in Note 5.

Business Combination Adjustments

Note 2  Reflects $288.4  million of cash and cash equivalents held in the Double Eagle trust account that was used for transaction consideration.

Note 3  Reflects the settlement of $19.5 million of deferred underwriters’ fees incurred as part of Double Eagle’s IPO that were committed to be paid upon the consummation of a business combination. Management estimates that the actual cash settlement amount will be approximately $11.7 million.

Note 4  Reflects the cash equity contribution by TDR of $418.3 million.

Note 5  Reflects the cash consideration of $360.2 million to be paid to the Sellers.

Note 6  Reflects the redemption of 21,128,456 of Double Eagle’s Class A Ordinary shares redeemed by Double Eagle’s shareholders for $212.4 million from “Cash and investments held in Trust Account” and use of remaining funds in the Transaction of $288.4 million. Class A Ordinary shares of Double Eagle that were not redeemed were rolled over into Class A shares of our common stock.

Note 7  Reflects the reclassification of Double Eagle’s 12,500,000 “Class B Ordinary shares” into shares of Double Eagle’s Class A Ordinary Shares and then to shares of our Class A common stock.

Note 8  Elimination of Double Eagle’s historical retained earnings.

Note 9  Represents a 10.0% minority interest retained by the Algeco Group.

Financing Adjustments

Note 10  Reflects the repayment of $661.3 million of WSII’s existing asset based credit facility in cash at closing. The book value of WSII existing debt expected to be repaid is $653.2 million with $8.1 million of associated deferred financing fees. The $8.1 million of deferred financing fees are eliminated through retained earnings/(accumulated deficit). The eliminated deferred financing fees are not expected to have a continuing impact on the combined results and are not reflected in the pro forma condensed combined statements of operations. Williams Scotsman has $38.9 million of capital leases and other debt which remain obligations after the business combination.

Note 11  Reflects the new debt facilities comprised of a $600.0 million asset based revolving credit facility and $300.0 million of Notes issued, net of debt issuance costs of $20.0 million. The revolving credit facility was drawn by $190.0 million at closing.

The following table details the debt facilities as reflected in the pro forma condensed combined balance sheet as of September 30, 2017:

	Principal Outstanding	Stated Interest rate	Deferred Financing Cost	Net Proceeds	Term	Current Portion of Long- Term Debt	Long-Term Debt
				(in thousands)
Revolving Credit Facility	$190,000	Libor + 2.50%	$9,000	$181,000	4.5 years	$0	$181,000
Senior Secured Bridge Facility	$300,000	7.875%	$11,000	$289,000	5.0 years	$0	$289,000
	$490,000		$20,000	$470,000		$0	$470,000

For the Revolving Credit Facility, there is a fee of 0.375% on the unused portion.

Pro forma debt as of September 30, 2017 is comprised of the following (in thousands):

Debt facilities	$490,000
Deferred financing costs	(20,000)
Capital leases and other debt	38,862
Total debt	508,862
Less: current portion	(1,879)
Long-term debt	$506,983

Note 12  Represents estimated transaction costs of $18.3 million in consummating the business combination. The transaction costs are not expected to have a continuing impact on the combined results and are not reflected in the pro forma results of operations.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015 and 2014 are as follows:

Note A   Reflects Carve-Out Transaction adjustments to exclude the results of operations related to the remote accommodations business, which were excluded from the Business Combination. The Carve-Out adjustment for currency (gains) losses, net, interest income, interest expense and other expense, net assumes that amounts related to borrowings between WSII and other Algeco Scotsman companies which were  repaid or contributed as part of the transaction structuring do not exist. Included in the pro forma selling, general and administrative costs are $15.7 million and $29.2 million of Algeco Group corporate costs for the nine months ended September 30, 2017 and twelve months ended December 31, 2016, respectively, which are not anticipated to be part of the ongoing costs of Williams Scotsman. The Carve-Out Transaction adjustment for currency (gains) losses, net, interest income and interest expense and other expense, net assumes that amounts related to borrowings between Williams Scotsman and other Algeco Scotsman companies which were repaid or contributed as part of the transaction structuring do not exist.

Note B  Reflects adjustment for tax provision adjustment at a statutory rate of 38.0% related to the operations that will be excluded from the business combination.

Business Combination Adjustments

Note C  Represents the elimination of non-recurring transaction costs included within the historical results of WSII.

Note D   Represents adjustment for tax provision adjustment at a statutory rate of 38.0% related to Note C.

Financing

Note E  Represents the elimination of the historical interest expense associated with debt instruments that were repaid as part of the business combination as described in Note 10.

Note F  Represents interest expense net of amortized deferred financing costs to be incurred related to the new debt to be incurred as described in Note 11.  For pro forma purposes, the interest expense adjustments have been calculated using the effective interest method. A sensitivity analysis on interest expense for the nine months ended September 30, 2017 and the year ended December 31, 2016 has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate would have on the new revolving credit facility. The increase in interest expense following the hypothetical change in the interest rate of 0.125% for the pro forma condensed combined statements of operations for the nine months ended September 30, 2017 would be approximately $0.2 million assuming a constant draw of $190.0 million on the revolving credit facility. The increase in interest expense following the hypothetical change in the interest rate of 0.125% for the pro forma condensed combined statements of operations for the year ended December 31, 2016 would be approximately $0.2 million assuming a constant draw of $190.0 million on the revolving credit facility.

Note G  Reflects adjustment for tax provision adjustment at a statutory rate of 38.0% related to the Financing.

Note H  Reflects adjustments to exclude the results of operations related to certain businesses that provide workforce housing solutions in remote areas included in the historical WSII financial statements that will be retained by the Algeco Group.  Carve-out adjustments for revenues, direct costs, selling, general and administrative expenses and other depreciation and amortization are consistent with the remote accommodations balances per the segment footnote in the WSII financial statements and the notes related thereto included elsewhere in this Current Report on Form 8-K. Carve-out adjustments for the remainder of the operating expenses are consistent with the remote accommodations balances per WSII’s internal financial data for the remote accommodations business.  Carve-out adjustments for currency losses, net and interest expense assume that amounts related to third party borrowings by the remote accommodations business do not exist.